UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2003

DIAMOND DISCOVERIES INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-31585	06-1579927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Sherbrooke St. W., Suite 2401 Montreal, Quebec Canada		H3A 2R7
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (514) 842-3343

Not applicable
(Former name or former address, if changed since last report.)

Item 4.            Changes in Registrant’s Certifying Accountant.

On November 17, 2003, J. H. Cohn, LLP (“Cohn”) was replaced as our independent accountants.  Cohn was notified of this change on November 17, 2003.  From April 24, 2000 through December 31, 2002 and from December 31, 2002 through November 17, 2003, there were no disagreements with Cohn on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Cohn, would have caused that firm to make reference to the subject matter of the disagreement in connection with its reports. No report of Cohn on the Company’s financial statements has contained an adverse opinion or a disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles.  However, Cohn's report was modified to express its uncertainty about the Company’s ability to continue as a going concern.

On November 17, 2003 we engaged Rodefer Moss & Co PLLC (“Rodefer Moss”) as our independent auditors for its year ending December 31, 2003.  During our most recent fiscal year, and any subsequent interim period prior to engaging Rodefer Moss, we (or someone on our behalf) did not consult Rodefer Moss regarding (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements; or (ii) any matter that was either the subject of a disagreement as defined in paragraph 304(a)(1)(iv) under Regulation S-B or a reportable event.

We provided Cohn with a copy of the disclosures contained herein related to Cohn and have requested that Cohn furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with our statements made herein and, if not, stating the respects in which it does not agree. A copy of Cohn’s letter to the SEC will be filed as an exhibit to this Current Report on Form 8-K, by amendment, within 10 business days after the filing hereof and in all events within two business days following our receipt of the letter.

Item 7. Financial Statements and Exhibits

c.	Exhibits.

Exhibit No.	Description

16.1*	Letter of J. H. Cohn, LLP, pursuant to Item 304(a)(3) of Regulation S﷓B, regarding change of certifying accountant.

*	To be filed by amendment within 10 days following the filing of this Current Report on Form 8-K and in all events within two business days following the Company’s receipt thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND DISCOVERIES INTERNATIONAL CORP.
(Registrant)

Date: November 24, 2003	/s/	Teodosio V. Pangia
Teodosio V. Pangia
President, CEO and Principal Accounting Officer